UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2021
INVENTRUST PROPERTIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3025 Highland Parkway
Downers Grove, Illinois 60515
(Address of Principal Executive Offices)
(855) 377-0510
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure

On April 12, 2021, InvenTrust Properties Corp. (the “Company”) issued a letter to its stockholders. A copy of the letter to stockholders is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events
On April 6, 2021, the Company adopted the Third Amended and Restated Share Repurchase Program (the “Program”), authorizing redemption of the Company’s shares of common stock (the “Shares”), subject to certain conditions and limitations.
The following is a summary of the terms and provisions of the Program:
•The Company will redeem the Shares on a semi-annual basis, with the semi-annual periods running from September 28 – March 27 and March 28 – September 27 of each year (other than the semi-annual periods payable in 2021, which shall be partial periods commencing on May 14, 2021 and running through June 27, 2021 and a second period commencing on June 28, 2021 and running through September 27, 2021). The Company will repurchase Shares on the last business day of each semi-annual period (and in all events on a date other than a dividend payment date).
•The Company will redeem the Shares at a specified price per Share, which price will be equal to a 25% discount to the net asset value (“NAV”) per Share most recently announced by the Company in a public filing with the Securities and Exchange Commission prior to the repurchase date, in an amount for each semi-annual period of up to 5% of the weighted-average number of Shares outstanding during the prior semi-annual period, subject to sufficiently available funds.
•The Program will be open to all qualifying stockholders (holders who purchased their shares from the Company or acquired their shares through one or more non-cash transactions), with no specific end date (although the board of directors of the Company may choose to amend, suspend or terminate the Program at any time by providing 30 days’ advance written notice to stockholders).
•Stockholders can tender their Shares for redemption at any time during the period in which the Program is open; stockholders can also withdraw tendered Shares at any time prior to five business days before the end of the applicable semi-annual period.
•If the volume limitation is reached in any given semi-annual period or the Company determines to redeem fewer shares than have been submitted for redemption in any particular semi-annual period due to the insufficiency of funds, the Company will redeem the Shares in accordance with the policy on priority of redemptions set forth in the Program.
•The Program will be terminated if the Shares are listed on a national securities exchange or if the Company merges with a listed company.
•The Company’s transfer agent, Computershare Trust Company, will act as the redemption agent in connection with the Program.
The first two semi-annual periods of the Program will be partial periods with the first commencing on May 14, 2021 and ending on June 27, 2021. The second partial period will commence on June 28, 2021 and will end on September 27, 2021.
The foregoing is a summary of the terms and provisions of the Program and is therefore subject to the full text of the Program, which is filed as Exhibit 99.2 hereto and incorporated herein by reference and will be made available on the Company’s corporate website. Details of the Program have also been provided to stockholders in the letter sent to stockholders on April 12, 2021.

Forward Looking Statements
The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s most recent annual report on Form 10-K and the Company’s most recent quarterly report on Form 10-Q. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
 ______________________________________

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Letter to Stockholders dated April 12, 2021

99.2	Third Amended and Restated Share Repurchase Program

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENTRUST PROPERTIES CORP.

Date: April 12, 2021	By:	/s/ Christy L. David
		Name:	Christy L. David
		Title:	Executive Vice President, Chief Operating Officer, General Counsel & Secretary